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                                                           Exhibit 99.b11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our firm under the captions "Financial Highlights" in the prospectus and "Financial Statements" in the Statement of Additional Information constituting part of the Post Amendment No. 50 (File No. 2-73948) under the Securities Act of 1933 and Post Effective Amendment No. 51 under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of Dimensional Investment Group Inc. (the "Fund") relating to the following portfolios: U.S. Large Company Portfolio, Enhanced U.S. Large Company Portfolio, U.S. Large Cap Value Portfolio, U.S. 4-10 Value Portfolio, U.S. 6-10 Value Portfolio, U.S. 6-10 Small Company Portfolio, U.S. 9-10 Small Company Portfolio, DFA Real Estate Securities Portfolio, Large Cap International Portfolio, International Small Company Portfolio, Japanese Small Company Portfolio, Pacific Rim Small Company Portfolio, United Kingdom Small Company Portfolio, Continental Small Company Portfolio, DFA International Small Cap Value Portfolio, Emerging Markets Portfolio, Emerging Markets Value Portfolio, Emerging Markets Small Cap Portfolio, DFA One-Year Fixed Income Portfolio, DFA Two-Year Global Fixed Income Portfolio, DFA Five-Year Government Portfolio, DFA Global Fixed Income Portfolio and DFA Intermediate Government Fixed Income Portfolio.

PricewaterhouseCoopers, LLP
2400 Eleven Penn Center
Philadelphia, Pennsylvania

January 22, 1999